UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023 (April 6, 2023)

C5 Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41205	86-3097106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Pennsylvania Ave NW, Ste #460

Washington, DC 20006 DC

(Address of principal executive offices, including zip code)

(202) 452-9133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable public warrant	CXAC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	CXAC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CXAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of the stockholders of C5 Acquisition Corporation (the “Company”) held on April 6, 2023 (the “Special Meeting”), stockholders of the Company approved an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which the Company has to consummate a business combination from April 11, 2023 to December 31, 2023 (or such earlier date as determined by the Company’s board of directors) (the “Charter Amendment”).

The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on April 6, 2023. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 27,713,888 (77.12%) shares of the Company’s issued and outstanding common stock (the “Common Stock”) held of record at the close of business on March 10, 2023, the record date for the Special Meeting, were represented by proxy, which constituted a quorum.

The stockholders of the Company (the “Stockholders”) voted on the proposal to adopt the Charter Amendment, which is described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023 (the “Proxy Statement”).

The final voting results for the Charter Amendment were as follows:

For	Against	Abstain
27,069,195	589,801	54,892

As there were sufficient votes to approve the Charter Amendment, the “Adjournment Proposal” described in the Proxy Statement was not presented to the Stockholders.

The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on April 6, 2023.

Item 8.01	Other Events.

The information disclosed under Item 5.03 and Item 5.07 of this Current Report is incorporated by reference into this Item 8.01 to the extent required herein.

Sponsor Contribution to the Trust Account

As previously announced, the Company or C5 Sponsor LLC (the “Sponsor”) will make monthly deposits directly to the Company’s trust account (the “Trust Account”) in the amount of $320,000 (each deposit, a “Contribution”) following the approval and implementation of the Charter Amendment. Such Contributions by the Sponsor will be made pursuant to a non-interest bearing, unsecured promissory note (the “Promissory Note”) issued by the Company to the Sponsor.

Each Contribution will be paid monthly beginning on April 11, 2023 and thereafter on the eleventh day of each month (or if such eleventh day is not a business day, on the business day immediately preceding such eleventh day) until the earliest to occur of (i) the consummation of a business combination, (ii) December 11, 2023 and (iii) if a business combination is not consummated, the date of liquidation of the Trust Account, as determined in the sole discretion of the Company’s board of directors. The Promissory Note will mature on the earlier of (1) the date the Company consummates a business combination and (2) the date that the winding up of the Company is effective (such date, the “Maturity Date”).The Promissory Note will not bear any interest, and will be repayable by the Company to the Sponsor upon the Maturity Date. The Maturity Date may be accelerated upon the occurrence of an “Event of Default” (as defined in the Promissory Note). Any outstanding principal under the Promissory Note may be prepaid at any time by the Company, at its election and without penalty.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Promissory Note.

Redemptions

In connection with the vote to approve the Charter Amendment, holders of 19,455,692 shares of Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.42 per share, for an aggregate redemption amount of approximately $202.7 million. As a result, approximately $202.7 million will be removed from the Trust Account to redeem such shares and 9,294,308 shares of Class A common stock will remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately $96.9 million will remain in the Trust Account prior to any deposits made by the Sponsor to the Company’s trust account pursuant to the Promissory Note.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C5 ACQUISITION CORPORATION

Date: April 6, 2023	By:	/s/ David Glickman
		Name:	David Glickman
		Title:	Chief Financial Officer